Press Release

FOR IMMEDIATE RELEASE:

Exhibit 99.1

DCT INDUSTRIAL TRUST® REPORTS THIRD QUARTER 2015 RESULTS

FFO of $0.50 per Share

Same-Store NOI Growth of 8.4 Percent on a Cash Basis and 5.0 Percent on a GAAP Basis

Rent Growth of 18.8 Percent on a GAAP Basis and 2.2 Percent on a Cash Basis

Leased 2.2 Million Square Feet of Development in Q3; Signed an Additional 1.4 Million Square Feet in October Bringing Pipeline to 80.7 Percent Leased

Commenced Construction on 2.5 Million Square Feet of Development since June 30

DENVER, October 29, 2015 – DCT Industrial Trust® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending September 30, 2015.

“DCT delivered a strong third quarter across all aspects of our business. Importantly, we are creating value through our development leasing momentum, which continues to perform ahead of plan,” said Phil Hawkins, Chief Executive Officer for DCT Industrial. “Since June 30, we have leased 3.6 million square feet in our development pipeline bringing it to 80.7 percent leased. We also commenced construction on 2.5 million square feet, 81.3 percent of which is pre-leased.”

Funds from operations, as adjusted, attributable to common stockholders and unitholders (“FFO”) for Q3 2015 totaled $46.9 million, or $0.50 per diluted share, compared with $43.7 million, or $0.49 per diluted share, for Q3 2014, an increase of 2.0 percent per diluted share. These results exclude $0.5 million and $0.7 million of acquisition costs for the quarters ending September 30, 2015 and 2014, respectively.

FFO for the nine months ending September 30, 2015 totaled $136.8 million, or $1.47 per diluted share, compared with $124.2 million or $1.42 per diluted share, for the same period in 2014, an increase of 3.5 percent per diluted share. These results exclude $1.9 million and $2.1 million of acquisition costs for the nine months ending September 30, 2015 and 2014, respectively.

Net income attributable to common stockholders for Q3 2015 was $8.5 million, or $0.09 per diluted share, compared with net income of $12.4 million, or $0.15 per diluted share, for Q3 2014. Net income attributable to common stockholders for the nine months ending September 30, 2015 was $55.5 million, or $0.62 per diluted share, compared with net income of $19.5 million, or $0.23 per diluted share, for the nine months ending September 30, 2014.

Property Results and Leasing Activity

As of September 30, 2015, DCT Industrial owned 405 consolidated operating properties, totaling 62.0 million square feet, with occupancy of 94.5 percent, a decrease of 60 basis points over Q2 2015 and an increase of 100 basis points over Q3 2014. On a same portfolio basis, the impact of acquisitions and placing developments into operations brought occupancy down 10 basis points. Approximately 2.4 million square feet, or 3.6 percent of DCT Industrial’s total consolidated portfolio, was leased but not occupied at September 30, 2015.

In Q3 2015, the Company signed leases totaling 5.1 million square feet with rental rates increasing 18.8 percent on a GAAP basis and 2.2 percent on a cash basis, compared with the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 13.9 percent on a GAAP basis and 3.2 percent on a cash basis. The Company’s tenant retention rate was 70.0 percent in Q3 2015.

Net operating income (“NOI”) was $65.1 million in Q3 2015, compared with $61.3 million in Q3 2014. In Q3 2015, same-store NOI, excluding revenue from lease terminations, increased 8.4 percent on a cash basis and 5.0 percent on a GAAP basis, when compared with Q3 2014. Same-store occupancy averaged 94.8 percent in Q3 2015, an increase of 110 basis points over Q3 2014. Same-store occupancy as of September 30, 2015 was 95.0 percent.

Investment Activity

Acquisitions

Since June 30, 2015, DCT Industrial acquired two buildings for $7.9 million. Totaling 109,000 square feet, these buildings were 100 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 5.9 percent on the acquired assets.

The table below summarizes acquisitions since June 30, 2015:

Market	Submarket	Square Feet	Occupancy at Closing	Closed	Anticipated Yield[1]
Seattle, WA	Algona	50,000	100.0%	Aug-15	5.2%
Dallas, TX	Northwest	59,000	100.0%	Aug-15	7.3%
Total/Weighted Average		109,000	100.0%		5.9%

1 Anticipated yield represents year-one cash yield.

Development

As previously announced, DCT Industrial signed development leases totaling 2.2 million square feet in Q3 2015. In October 2015, the Company signed an additional 1.4 million square feet, bringing the development pipeline to 80.7 percent leased.

Development leases executed since DCT Industrial’s October 5, 2015 press release:

•

Full-building pre-lease for DCT Jurupa Ranch, a 970,000 square foot building located in the Inland Empire West submarket of Southern California. Construction commenced in Q3 2015 and is scheduled to be complete in Q2 2016.

•	Full-building pre-lease for DCT O’Hare Logistics Center, a 113,000 square foot building located in the O’Hare submarket of Chicago.
•	312,000 square foot lease for DCT Rialto Logistics Center located in the Inland Empire West submarket of Southern California. The lease brings the 928,000 square foot building to 100 percent leased.
•

60,000 square foot pre-lease for DCT Freeport West. The Company purchased 7.1 acres in Q3 2015 for the development of a 108,000 square foot building in the DFW Airport submarket of Dallas. Construction commenced in Q3 2015 and is scheduled to be complete in Q2 2016.

Additional development highlights include:

Commenced construction on:

•

DCT North Avenue Distribution Center, a 100 percent pre-leased, 350,000 square foot build-to-suit facility for a current customer in the Northern DuPage submarket of Chicago. Construction is scheduled to be complete in Q3 2016.

•	DCT Waters Ridge, a 346,000 square foot building located in the Northwest submarket of Dallas. Construction is scheduled to be complete in Q2 2016.
•

DCT Downs Park, a 100 percent pre-leased, two building, 299,000 square foot development located in the Dulles/Route 28 Corridor submarket of Baltimore/Washington, D.C. Construction is scheduled to be complete in Q1 2016.

•	DCT Fife Distribution Center South, a 100 percent pre-leased, 240,000 square foot building located in the Tacoma/Fife submarket of Seattle. Construction is scheduled to be complete in Q1 2016.
•	DCT Fife Distribution Center North, a 56 percent pre-leased, 152,000 square foot building located in the Tacoma/Fife submarket of Seattle. Construction is scheduled to be complete in Q1 2016.

Acquired:

•

The remaining 25 percent interest of a 47.0 acre joint venture land parcel in the I-85/North submarket of Atlanta for the development of DCT North Satellite Distribution Center, a 606,000 square foot building.

•	10.0 acres in the City South submarket of Chicago for the development of DCT Stockyards Industrial Center, a 152,000 square foot building. Construction is scheduled to commence in Q4 2015.

Dispositions

Since June 30, 2015, DCT Industrial sold two buildings totaling 590,000 square feet. These transactions generated total gross proceeds of $15.1 million1 and have an expected year-one weighted-average cash yield of 6.2 percent.

The table below summarizes dispositions since June 30, 2015:

Market	Submarket	Square Feet		Occupancy	Closed
Nashville, TN	Wilson County/I-40 East	557,000	[2]	100.0%	Aug-15
Atlanta, GA	Stone Mountain	33,000		100.0%	Oct-15
Total/Weighted Average		590,000		100.0%

1 Includes DCT Industrial’s proportionate share of gross proceeds for property sold by an unconsolidated joint venture.

2 Unconsolidated property.

Capital Markets

In October 2015, DCT Industrial agreed to terms and received commitments for a $200 million, seven-year senior unsecured term loan with a syndicate of banks. The LIBOR based facility is expected to be swapped to fixed for the entire term with an expected all-in interest rate of between 3.35 percent and 3.50 percent. The facility is expected to close in November 2015. The proceeds will be used to pay down our revolving line of credit, retire maturing mortgage debt and for general corporate purposes.

In October 2015, Standard & Poor’s Ratings Services revised its outlook on DCT Industrial to positive from stable and affirmed its BBB- corporate and issue-level ratings.

Guidance

The Company raised and narrowed 2015 FFO guidance, as adjusted, to $1.94 to $1.98 per diluted share, up from $1.90 to $1.98 per diluted share. Additionally, net income attributable to common stockholders is expected to be between $0.67 and $0.72 per diluted share, up from $0.61 and $0.69 per diluted share.

DCT Industrial’s guidance for 2015 includes the following assumptions:

•

Same-store net operating income will increase between 7.50 percent and 8.50 percent on a cash basis compared with 6.25 percent and 7.75 percent in Q2, and between 5.25 percent and 6.25 percent on a GAAP basis compared with 4.50 percent and 6.00 percent in Q2.

•	Average consolidated operating occupancy narrowed to between 94.75 percent and 95.25 percent compared with 94.50 percent to 95.50 percent in Q2.
•	Development starts raised and narrowed to between $275 million and $335 million compared with $250 million and $350 million in Q2.
•	Acquisitions lowered and narrowed to between $125 million and $150 million including stabilized and value-add, compared with $125 million to $175 million in Q2.
•	Dispositions of non-strategic assets raised and narrowed to between $275 million and $350 million, compared with $250 million and $350 million in Q2.

The Company’s FFO guidance excludes acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss Q3 2015 results on Friday, October 30, 2015 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Monday, November 30, 2015 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10073481. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until October 30, 2016.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®

DCT Industrial is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S.  As of September 30, 2015, the Company owned interests in approximately 73.3 million square feet of properties leased to approximately 900 customers. DCT Industrial maintains a Baa2 rating from Moody’s Investors Service and a BBB- from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

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CONTACT:

Melissa Sachs

DCT Industrial Trust

303-597-2400

investorrelations@dctindustrial.com

###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	September 30, 2015	December 31, 2014
ASSETS	(unaudited)
Land	$1,017,656	$950,963
Buildings and improvements	2,944,900	2,787,959
Intangible lease assets	88,118	86,515
Construction in progress	93,811	134,938
Total investment in properties	4,144,485	3,960,375
Less accumulated depreciation and amortization	(754,862)	(703,840)
Net investment in properties	3,389,623	3,256,535
Investments in and advances to unconsolidated joint ventures	82,683	94,728
Net investment in real estate	3,472,306	3,351,263
Cash and cash equivalents	11,783	19,631
Restricted cash	3,005	3,779
Deferred loan costs, net	9,101	8,026
Straight-line rent and other receivables, net of allowance for doubtful accounts of $433 and $956, respectively	57,347	54,183
Other assets, net	17,623	14,652
Assets held for sale	1,046	-
Total assets	$3,572,211	$3,451,534

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$91,511	$83,543
Distributions payable	26,029	25,973
Tenant prepaids and security deposits	31,311	30,539
Other liabilities	17,867	14,078
Intangible lease liabilities, net	21,859	22,940
Line of credit	186,000	37,000
Senior unsecured notes	1,082,788	1,122,621
Mortgage notes	264,157	249,424
Liabilities related to assets held for sale	18	-
Total liabilities	1,721,540	1,586,118

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	-	-
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 500,000,000 shares authorized 88,209,975 and 88,012,696 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	882	880
Additional paid-in capital	2,765,231	2,762,431
Distributions in excess of earnings	(1,004,937)	(986,289)
Accumulated other comprehensive loss	(24,745)	(27,190)
Total stockholders’ equity	1,736,431	1,749,832
Noncontrolling interests	114,240	115,584
Total equity	1,850,671	1,865,416
Total liabilities and equity	$3,572,211	$3,451,534

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES:
Rental revenues	$88,092	$84,285	$264,269	$250,206
Institutional capital management and other fees	333	322	1,134	1,394
Total revenues	88,425	84,607	265,403	251,600

OPERATING EXPENSES:
Rental expenses	8,900	9,672	27,456	31,507
Real estate taxes	14,056	13,288	42,082	40,196
Real estate related depreciation and amortization	39,431	37,842	116,876	111,545
General and administrative	7,720	6,727	24,912	21,059
Impairment losses	371	900	371	5,635
Casualty and involuntary conversion (gain) loss	-	14	-	(326)
Total operating expenses	70,478	68,443	211,697	209,616
Operating income	17,947	16,164	53,706	41,984

OTHER INCOME (EXPENSE):
Development profit, net of taxes	-	-	2,627	2,016
Equity in earnings of unconsolidated joint ventures, net	4,493	892	6,336	5,202
Gain on business combination	-	-	-	1,000
Gain on dispositions of real estate interests	-	10,230	41,086	11,647
Interest expense	(13,078)	(16,078)	(40,591)	(48,316)
Interest and other income (expense)	(42)	1,577	(71)	1,582
Income tax benefit (expense) and other taxes	(241)	73	(712)	257
Income from continuing operations	9,079	12,858	62,381	15,372
Income from discontinued operations	-	352	-	5,576
Consolidated net income of DCT Industrial Trust Inc.	9,079	13,210	62,381	20,948
Net income attributable to noncontrolling interests	(622)	(801)	(6,882)	(1,421)
Net income attributable to common stockholders	8,457	12,409	55,499	19,527
Distributed and undistributed earnings allocated to participating securities	(166)	(171)	(510)	(507)
Adjusted net income attributable to common stockholders	$8,291	$12,238	$54,989	$19,020

EARNINGS PER COMMON SHARE - BASIC
Income from continuing operations	$0.09	$0.15	$0.62	$0.17
Income from discontinued operations	0.00	0.00	0.00	0.06
Net income attributable to common stockholders	$0.09	$0.15	$0.62	$0.23

EARNINGS PER COMMON SHARE - DILUTED
Income from continuing operations	$0.09	$0.15	$0.62	$0.17
Income from discontinued operations	0.00	0.00	0.00	0.06
Net income attributable to common stockholders	$0.09	$0.15	$0.62	$0.23

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,207	83,391	88,162	82,227
Diluted	88,526	83,691	88,472	82,509

Distributions declared per common share	$0.28	$0.28	$0.84	$0.84

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share and unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$8,457	$12,409	$55,499	$19,527
Adjustments:
Real estate related depreciation and amortization	39,431	37,842	116,876	111,545
Equity in earnings of unconsolidated joint ventures, net	(4,493)	(892)	(6,336)	(5,202)
Equity in FFO of unconsolidated joint ventures	2,441	2,728	7,424	7,990
Impairment losses on depreciable real estate	371	900	371	5,767
Gain on business combination	-	-	-	(1,000)
Gain on dispositions of real estate interests	-	(10,500)	(41,086)	(17,034)
Gain on dispositions of non-depreciable real estate	-	-	18	98
Noncontrolling interest in the above adjustments	(1,897)	(1,640)	(4,086)	(5,680)
FFO attributable to unitholders	2,119	2,103	6,214	6,153
FFO attributable to common stockholders and unitholders - basic and diluted(1)	46,429	42,950	134,894	122,164
Adjustments:
Acquisition costs	455	716	1,939	2,050
FFO, as adjusted, attributable to common stockholders and unitholders — basic and diluted	$46,884	$43,666	$136,833	$124,214

FFO per common share and unit — basic	$0.50	$0.49	$1.45	$1.40
FFO per common share and unit — diluted	$0.50	$0.49	$1.45	$1.40

FFO, as adjusted, per common share and unit — basic	$0.50	$0.50	$1.47	$1.43
FFO, as adjusted, per common share and unit — diluted	$0.50	$0.49	$1.47	$1.42

FFO weighted average common shares and units outstanding:
Common shares for earnings per share — basic	88,207	83,391	88,162	82,227
Participating securities	614	621	604	600
Units	4,217	4,288	4,257	4,360
FFO weighted average common shares, participating securities and units outstanding — basic	93,038	88,300	93,023	87,187
Dilutive common stock equivalents	319	300	310	282
FFO weighted average common shares, participating securities and units outstanding — diluted	93,357	88,600	93,333	87,469

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance

The Company is providing the following guidance:

	Range for the Full-Year
	2015
	Low	High
Guidance:
Earnings per common share - diluted	$0.67	$0.72
Gains on disposition of real estate interest	(0.48)	(0.48)
Real estate related depreciation and amortization(1)	1.73	1.72
Acquisition costs	0.02	0.02
FFO, as adjusted, per common share and unit-diluted(2)	$1.94	$1.98

(1) Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2) The Company’s FFO guidance excludes acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three and nine months ended September 30, 2015 and 2014 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income attributable to common stockholders(1)	$8,457	$12,409	$55,499	$19,527
Interest expense	13,078	16,078	40,591	48,316
Proportionate share of interest expense from unconsolidated joint ventures	317	369	970	1,047
Real estate related depreciation and amortization	39,431	37,842	116,876	111,545
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,203	1,344	3,637	4,155
Income tax (benefit) expense and other taxes	241	(73)	712	(225)
Stock-based compensation	1,342	1,199	3,882	3,410
Noncontrolling interests	622	801	6,882	1,421
Non-FFO gain on acquisitions and dispositions of real estate interests	-	(10,500)	(41,068)	(17,936)
Impairment losses	371	900	371	5,767
Adjusted EBITDA	$65,062	$60,369	$188,352	$177,027

CALCULATION OF FIXED CHARGES
Interest expense	$13,078	$16,078	$40,591	$48,316
Capitalized interest	4,219	2,160	12,053	6,119
Amortization of loan costs and debt premium/discount	184	(127)	276	(383)
Other noncash interest expense	(1,024)	(1,027)	(3,072)	(3,078)
Proportionate share of interest expense from unconsolidated joint ventures	317	369	970	1,047
Total fixed charges	$16,774	$17,453	$50,818	$52,021

Fixed charge coverage	3.9	3.5	3.7	3.4

(1)    Includes amounts related to discontinued operations, when applicable.

The following table is a reconciliation of our reported income from continuing operations to our net operating income for the three and nine months ended September 30, 2015 and 2014 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of income from continuing operations to NOI: (amounts in thousands)
Income from continuing operations	$9,079	$12,858	$62,381	$15,372
Income tax (benefit) expense and other taxes	241	(73)	712	(257)
Interest and other (income) expense	42	(1,577)	71	(1,582)
Interest expense	13,078	16,078	40,591	48,316
Equity in earnings of unconsolidated joint ventures, net	(4,493)	(892)	(6,336)	(5,202)
General and administrative expense	7,720	6,727	24,912	21,059
Real estate related depreciation and amortization	39,431	37,842	116,876	111,545
Impairment losses	371	900	371	5,635
Development profit, net of taxes	-	-	(2,627)	(2,016)
Gain on business combination	-	-	-	(1,000)
Gain on dispositions of real estate interests	-	(10,230)	(41,086)	(11,647)
Casualty and involuntary conversion (gain) loss	-	14	-	(326)
Institutional capital management and other fees	(333)	(322)	(1,134)	(1,394)
Total GAAP net operating income	65,136	61,325	194,731	178,503
Less net operating income - non-same store properties	(7,307)	(6,864)	(32,086)	(26,391)
Same store GAAP net operating income	57,829	54,461	162,645	152,112
Less revenue from lease terminations	(922)	(199)	(1,960)	(1,785)
Add early termination straight-line rent adjustment	94	40	327	387
Same store GAAP net operating income, excluding revenue from lease terminations	57,001	54,302	161,012	150,714
Less straight-line rents, net of related bad debt expense	(525)	(2,069)	(1,304)	(5,151)
Less amortization of above/(below) market rents	(420)	(507)	(997)	(1,222)
Same store cash net operating income, excluding revenue from lease terminations	$56,056	$51,726	$158,711	$144,341

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures,  interest expense, interest and other income and income tax expense and other taxes.  We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense.  Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income.  However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations.  Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations).  Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure.  However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.  NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures.  We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO.  Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure.  We also present FFO excluding acquisition costs, debt modification costs and impairment losses on properties which are not depreciable.  We believe that FFO excluding acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.  Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations.  We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.